EXHIBIT 99.1

This statement on Form 4 is filed by: (i) Driven Equity Sub LLC, (ii) Driven Equity LLC, (iii) RC Driven Holdco LLC, (iv) RC III Portfolio Holdings LP, (v) Roark Capital GenPar III Cayman AIV Sub LLC, (vi) Roark Capital Partners III AIV LP and (vii) Roark Capital GenPar III LLC

Name of Designated Filer: Driven Equity Sub LLC

Date of Event Requiring Statement: March 22, 2024

Issuer Name and Ticker or Trading Symbol: Driven Brands Holdings Inc. [DRVN]

DRIVEN EQUITY SUB LLC

By:	/s/ Stephen D. Aronson
Name: Stephen D. Aronson Title: Vice President, General Counsel and Secretary

DRIVEN EQUITY LLC

By:	/s/ Stephen D. Aronson
Name: Stephen D. Aronson Title: General Counsel and Secretary

RC Driven holdco llc

By:	/s/ Stephen D. Aronson
Name: Stephen D. Aronson Title: General Counsel and Secretary

RC III Portfolio Holdings LP

By:	/s/ Stephen D. Aronson
Name: Stephen D. Aronson Title: Vice President, General Counsel and Secretary

Roark Capital GenPar III Cayman AIV Sub LLC

By:	/s/ Stephen D. Aronson
Name: Stephen D. Aronson Title: Vice President, General Counsel and Secretary

Roark Capital partners iii AIV lp

By:	/s/ Stephen D. Aronson
Name: Stephen D. Aronson Title: Vice President, General Counsel and Secretary

roark capital genpar iii LLC

By:	/s/ Stephen D. Aronson
Name: Stephen D. Aronson Title: General Counsel and Secretary